Exhibit 10.16

SPROUT SOCIAL, INC.
NON-EMPLOYEE DIRECTOR COMPENSATION POLICY
Non-employee members of the board of directors (the “Board”) of Sprout Social, Inc. (the “Company”) shall be eligible to receive cash and equity compensation as set forth in this Non-Employee Director Compensation Policy (this “Policy”). The cash and equity compensation described in this Policy shall be paid or be made, as applicable, automatically and without further action of the Board, to each member of the Board who is not an employee of the Company or any parent or subsidiary of the Company (each, a “Non-Employee Director”) who may be eligible to receive such cash or equity compensation, unless such Non-Employee Director declines the receipt of such cash or equity compensation by written notice to the Company. This Policy shall become effective after the effectiveness of the Company’s initial public offering (the “IPO”) and shall remain in effect until it is revised or rescinded by further action of the Board. This Policy may be amended, modified or terminated by the Board at any time in its sole discretion and if such IPO does not occur on or prior to June 30, 2020 this Policy shall be void ab initio. The terms and conditions of this Policy shall supersede any prior cash and/or equity compensation arrangements for service as a member of the Board between the Company and any of its Non-Employee Directors and between any subsidiary of the Company and any of its non-employee directors.
1.    Cash Compensation.
(a)    Annual Retainers. Each Non-Employee Director shall receive an annual retainer of $30,000 for service on the Board.
(b)    Additional Annual Retainers. In addition, a Non-Employee Director shall receive the following annual retainers:
(i)    Non-Executive Lead Director. A Non-Employee Director serving as Non-Executive Lead Director of the Board shall receive an additional annual retainer of $15,000 for such service.
(ii)    Audit Committee. A Non-Employee Director serving as Chairperson of the Audit Committee shall receive an additional annual retainer of $20,000 for such service. A Non-Employee Director serving as a member of the Audit Committee (other than the Chairperson) shall receive an additional annual retainer of $10,000 for such service.
(iii)    Compensation Committee. A Non-Employee Director serving as Chairperson of the Compensation Committee shall receive an additional annual retainer of $12,000 for such service. A Non-Employee Director serving as a member of the Compensation Committee (other than the Chairperson) shall receive an additional annual retainer of $7,500 for such service
(iv)    Nominating and Corporate Governance Committee. A Non-Employee Director serving as Chairperson of the Nominating and Corporate Governance Committee shall receive an additional annual retainer of $12,000 for such service. A Non-Employee Director serving as a member of the Nominating and Corporate Governance Committee (other than the Chairperson) shall receive an additional annual retainer of $7,500 for such service.

(c)    Payment of Retainers. The annual retainers described in Sections 1(a) and 1(b) shall be earned on a quarterly basis based on a calendar quarter and shall be paid by the Company in arrears not later than the fifteenth day following the end of each calendar quarter. In the event a Non-Employee Director does not serve as a Non-Employee Director, or in the applicable positions described in Section 1(b), for an entire calendar quarter, such Non-Employee Director shall receive a prorated portion of the retainer(s) otherwise payable to such Non-Employee Director for such calendar quarter pursuant to Sections 1(a) and 1(b), with such prorated portion determined by multiplying such otherwise payable retainer(s) by a fraction, the numerator of which is the number of days during which the Non-Employee Director serves as a Non-Employee Director or in the applicable positions described in Section 1(b) during the applicable calendar quarter and the denominator of which is the number of days in the applicable calendar quarter.
2.    Equity Compensation. Non-Employee Directors shall be granted the equity awards described below. The awards described below shall be granted under and shall be subject to the terms and provisions of the Company’s 2019 Incentive Award Plan or any other applicable Company equity incentive plan then-maintained by the Company (such plan, as may be amended from time to time, the “Equity Plan”) and shall be granted subject to the execution and delivery of award agreements, including attached exhibits, in substantially the forms previously approved by the Board. All applicable terms of the Equity Plan apply to this Policy as if fully set forth herein, and all equity grants hereunder are subject in all respects to the terms of the Equity Plan.
(a)    Start Date Awards. Except as otherwise determined by the Board, each Non-Employee Director who is initially elected or appointed to the Board after the Pricing Date shall be automatically granted, on the date of such Non-Employee Director’s initial election or appointment (such Non-Employee Director’s “Start Date”), an award of restricted stock units that have an aggregate fair value on the date of such Start Date of $240,000 (as determined in accordance with FASB Accounting Code Topic 718 (“ASC 718”)) and with the number of shares of common stock underlying such award subject to adjustment as provided in the Equity Plan. The awards described in this Section 2(a) shall be referred to as “Start Date Awards.”
(b)    Annual Awards. Except as otherwise set forth in Section 2(c), each Non-Employee Director who (i) serves on the Board as of the date of any annual meeting of the Company’s stockholders (an “Annual Meeting”) after the date the IPO price of the shares of the Company’s common stock is established in connection with the Company’s IPO (the “Pricing Date”) and (ii) will continue to serve as a Non-Employee Director immediately following such Annual Meeting shall be automatically granted, on the date of such Annual Meeting, an award of restricted stock units that have an aggregate fair value on the date of such Annual Meeting of $160,000 (as determined in accordance with ASC 718) and with the number of shares of common stock underlying such award subject to adjustment as provided in the Equity Plan. The awards described in this Section 2(b) shall be referred to as the “Annual Awards.”
(c)    Initial Annual Meeting Awards. Notwithstanding anything to the contrary herein, (i) any Non-Employee Director who commences service on the date of an Annual Meeting and receives a Start Date Award pursuant to Section 2(a) on the date of such Annual Meeting will not also receive an Annual Award on the date of such Annual Meeting and (ii) any Non-Employee

Director who commences service on the date other than the date of an Annual Meeting shall, in addition to such Non-Employee Director’s Start Date Award, be granted an award of restricted stock units (a “Pro-Rata Annual Award”) on the date of the first Annual Meeting following the date of grant of such Start Date Award (the “Initial Annual Meeting”), with an aggregate fair value on the date of such Initial Annual Meeting (as determined in accordance with ASC 718) equal to the product of (x) $160,000 and (y) a fraction, the numerator of which is the number of days during the period beginning on the first anniversary of such Non-Employee Director’s Start Date and ending on the date of the next Annual Meeting following the Initial Annual Meeting and the denominator of which is 365 (with the number of shares of common stock underlying such award subject to adjustment as provided in the Equity Plan). For the avoidance of doubt, the Pro-Rata Annual Award shall be granted in lieu of, and not in addition to, the Annual Award at the Initial Annual Meeting.
(d)    Termination of Employment of Employee Directors. Members of the Board who are employees of the Company or any parent or subsidiary of the Company who subsequently terminate their employment with the Company and any parent or subsidiary of the Company and remain on the Board will not receive a Start Date Award pursuant to Section 2(a) above, but to the extent that they are otherwise eligible, will be eligible to receive, after termination from employment with the Company and any parent or subsidiary of the Company, Annual Awards as described in Section 2(b) above.
(e)    Vesting of Awards Granted to Non-Employee Directors. Each Start Date Award shall vest and become exercisable as to one-third (1/3) of the total number of restricted stock units subject to such award on the first anniversary of the date of grant and as to an additional 1/36th of the total number of restricted stock units subject to such award on each monthly anniversary of the date of grant thereafter (and if there is no corresponding day, the last day of the month) such that the Start Date Award shall be fully vested on the third anniversary of the date of grant, subject to the Non-Employee Director continuing in service on the Board through the applicable vesting date. Each Annual Award and Pro-Rata Annual Award shall vest and become exercisable on the earlier of (i) the day immediately preceding the date of the first Annual Meeting following the date of grant and (ii) the first anniversary of the date of grant, subject to the Non-Employee Director continuing in service on the Board through the applicable vesting date. No portion of an Annual Award, Pro-Rata Annual Award or Start Date Award that is unvested or unexercisable at the time of a Non-Employee Director’s termination of service on the Board shall become vested and exercisable thereafter. All of a Non-Employee Director’s Annual Awards, Pro-Rata Annual Awards and Start Date Awards shall vest in full immediately prior to the occurrence of a Change in Control (as defined in the Equity Plan), to the extent outstanding at such time.

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